Exhibit 4.3

WARRANT AGREEMENT

dated as of September 30, 2014

between

GOOD TECHNOLOGY CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Warrant Agent

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WARRANT AGREEMENT

This Warrant Agreement (“Warrant Agreement”), dated as of September 30, 2014, is between Good Technology Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association (the “Warrant Agent”).

RECITALS

WHEREAS, pursuant to certain resolutions of the Board of Directors of the Company, adopted on September 24, 2014, the Company authorized the offering and issuance of warrants (each, a “Warrant” and, collectively, the “Warrants”) to purchase shares of Common Stock of the Company, par value $0.0001 per share, and has entered into a Purchase Agreement with Oppenheimer & Co. Inc. (the “Initial Purchaser”), dated as of September 24, 2014 (the “Purchase Agreement”), pursuant to which the Initial Purchaser will purchase 80,000 units (the “Units”), each comprised of $1,000 principal amount of senior secured notes of the Company and 203.252 Warrants and resell the Units as contemplated therein;

WHEREAS, the Company desires to enter into this Warrant Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof; and

WHEREAS, the Company desires that the Warrant Agent continue to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.

NOW THEREFORE in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Certain Definitions. As used in this Warrant Agreement, the following terms shall have their respective meanings set forth below:

“$” refers to such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“All Stock Post-Qualified IPO Change of Control Event” has the meaning set forth in Section 4.01.

“Adjustment Event” has the meaning set forth in Section 5.07.

“Agent Members” has the meaning set forth in Section 2.06(c).

“Anniversary Date” has the meaning set forth in Section 4.01.

“Authentication Order” means a Company Order for authentication and delivery of Warrants.

“Black-Scholes Based Redemption Amount” shall mean: (a) for purposes of calculating the Redemption Price in respect of a Warrant in connection with a mandatory redemption as a result of a Post-Qualified IPO Change of Control Event pursuant to Section 4.02, an amount in Cash equal to the Black-Scholes Warrant Value, calculated as of the last Trading Day prior to consummation of the applicable Post-Qualified IPO Change of Control Event, and (b) for purposes of calculating the Redemption Price in respect of a Warrant in connection with a redemption at the option of the Company pursuant to Section 4.01(b), an amount in Cash equal to the Black-Scholes Warrant Value of a Warrant calculated as of the last Trading Day prior to the date of notice of redemption in respect of such Redemption.

“Black-Scholes Warrant Value” as of any date, shall mean the value of a Warrant to purchase one share of Common Stock (as determined in good faith by the Board of Directors after consultation with an independent investment bank, independent valuation firm or other qualified financial institution selected by the Board of Directors) and shall be determined by customary investment banking practices using the Standard Black-Scholes Model. For purposes of calculating such amount, (a) the term of the Warrants will be the period from the date of determination until the scheduled Expiration Date, (b) the price of each share of Common Stock will be the Current Market Price as of the date of determination, (c) the assumed volatility will be 45%, (d) the assumed dividend will be zero, and (e) the assumed risk free rate will be the risk free rate of U.S. Treasuries whereby the maturity matches most closely with the maturity of the Warrants.

“Board of Directors” means the board of directors of the Company or any committee of such board of directors duly authorized to exercise the power of such board of directors with respect to the matters provided for in this Warrant Agreement as to which the board of directors is authorized or required to act.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Warrant Agent.

“Business Day” means any day other than a Saturday or Sunday or other than a day on which banking institutions in New York City, New York or the Warrant Agent are authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and all warrants or options to acquire such capital stock.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Date” means September 30, 2014.

“Closing Sale Price” means, as of any date, the last reported per share sales price of a share of Common Stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the Nasdaq Stock Market, or if the Common Stock or such other security is not listed on the Nasdaq Stock Market, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, the Company will make a good faith determination of the Closing Sale Price.

If during a period applicable for calculating Closing Sale Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 5 hereof, Closing Sale Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of the Common Stock during such period.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company authorized at the date of this Warrant Agreement or as such stock may be constituted from time to time. Subject to the provisions of Section 5.08 and Section 5.09, shares issuable upon exercise of Warrants shall include only shares of the class designated as Common Stock of the Company as of the date of this Warrant Agreement or shares of any class or classes resulting from any reclassification or reclassifications or change or changes thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications or changes bears to the total number of shares of all such classes resulting from such reclassifications or changes.

“Company” has the meaning set forth in the first paragraph of this Warrant Agreement and, from and after an All Stock Post-Qualified IPO Change of Control Event, all references to the Company in this Warrant Agreement shall be deemed to reference the issuer of the applicable common stock.

“Company Order” means a written order signed in the name of the Company by any two officers, at least one of whom must be its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller, and delivered to the Warrant Agent.

“Controlled Investment Affiliate” means, with respect to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person and is organized by such Person (or any Person controlling such Person) primarily for making equity or debt investments, directly or indirectly, in the Company or other portfolio companies of such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a

Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Current Market Price” means, (a) in connection with a dividend, issuance or distribution, the volume weighted average price per share of Common Stock for the twenty (20) Trading Days ending on, but excluding, the earlier of the date in question and the Trading Day immediately preceding the Ex-Date for such dividend, issuance or distribution, (b) in connection with a determination of the Black-Scholes Warrant Value, the average of the daily volume weighted average price per share of Common Stock for the five (5) Trading Days ending on, but excluding, the date of determination, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the Nasdaq Stock Market, or if the Common Stock or such other security is not listed on the Nasdaq Stock Market, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, or if such average daily volume weighted average price is unavailable or in manifest error, the market value of one share of Common Stock during such five (5) Trading Day period determined using a daily volume weighted average price method by a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, and (c) in connection with a Post-Qualified IPO Change of Control Event in which the consideration paid or exchanged for Common Stock consists of all Cash, the Cash price paid in such Post-Qualified IPO Change of Control Event. If the Common Stock is not traded on the Nasdaq Stock Market or any U.S. national or regional securities exchange or quotation system, the Current Market Price shall be the fair market value of a share of the Common Stock as determined by the Company using its good faith judgment after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company.

“Cut-Off Date” has the meaning set forth in Section 4.04.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Determination Date” has the meaning set forth in Section 5.07.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ex-Date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

“Exercise Date” has the meaning set forth in Section 3.02(b).

“Exercise Notice” means, for any Warrant, the exercise notice set forth on the reverse of the Warrant Certificate, substantially in the form set forth in Exhibit D hereto.

“Exercise Price” means initially $4.92 per Warrant, subject to adjustment pursuant to Article 5.

“Expiration Date” means, for any Warrant, the earlier of September 30, 2018, the Cut-Off Date with respect to any redemption pursuant to Article 4, and deemed exercise of the Warrant pursuant to a Pre-Qualified IPO Change of Control Event pursuant to Section 5.08(e).

“Global Warrant” means a Warrant in the form of a permanent global Warrant Certificate, in definitive, fully registered form.

“Global Warrant Legend” means the legend set forth in Section 2.06(b).

“Initial Warrantholders” means the Initial Purchaser and purchasers of any Warrants from the Initial Purchaser (including the Persons in whose name Warrant Certificates are issued at the direction of the Initial Purchaser pursuant to the Purchase Agreement).

“Net Share Amount” has the meaning set forth in Section 3.03(b).

“Net Share Settlement” means the settlement method pursuant to which an exercising Warrantholder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

“Net Share Settlement Price” means, as of any date, the average of the daily volume weighted average price per share of Common Stock for the twenty (20) Trading Days prior to the date of determination of the Net Share Settlement Price for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the Nasdaq Stock Market, or if the Common Stock or such other security is not listed on the Nasdaq Stock Market, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 P.M., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such Trading Day, or if such average daily volume weighted average price is unavailable or in manifest error, the market value of one share of Common Stock during such twenty (20) Trading Day period determined using an average volume weighted average price method by a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company. If the Common Stock is not traded on the Nasdaq Stock Market or any U.S. national or regional Securities exchange or quotation system, the Net Share Settlement Price shall be the fair market value of a share of the Common Stock as determined by the Board of Directors using its good faith judgment after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company.

If during a period applicable for calculating Net Share Settlement Price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 5 hereof, the Net Share Settlement Price shall be calculated for such period in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision, combination or other transaction or event on the price of the Common Stock during such period.

“Number of Warrants” means, for a Warrant Certificate, the “Number of Warrants” specified on the face of such Warrant Certificate (or, in the case of a Global Warrant, on Schedule A to such Warrant Certificate), subject to adjustment pursuant to Article 5.

“Officers’ Certificate” means a certificate signed by any two officers of the Company, at least one of whom must be its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, or its Controller.

“Other Property” means any cash, property or other securities other than Registered and Listed Shares.

“Open of Business” means 9:00 a.m., New York City time.

“Permitted Holders” means Draper Fisher Jurvetson, Lazard Technology Partners, Meritech Capital Partners, Oak Investment Partners, Riverwood and Saints Rustic Canyon, Related Parties of such Persons and any Controlled Investment Affiliates of any of them.

“Person” means an individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Pre-Qualified IPO Change of Control Event” shall mean (a) the acquisition by a Person (other than the Company or a wholly-owned subsidiary of the Company) in a tender offer or a series of related tender offers of shares of Capital Stock representing more than 50% of the Common Stock equivalents outstanding, other than up to 70% of the Common Stock equivalents outstanding by one or more Permitted Holders, (b) the consolidation or merger of the Company with or into another Person (other than a wholly-owned subsidiary of the Company), or (c) a sale of all or substantially all of the Company’s assets to another Person (other than a wholly-owned subsidiary of the Company), in each of clauses (a) through (c), that occurs prior to the closing of a Qualified IPO and pursuant to which the Common Stock is converted or exchanged into the right to receive or is paid consideration which is Capital Stock, Cash or other assets, or a combination thereof; provided, however, that a transaction described in clause (b) or (c) in which the Persons that beneficially own, directly or indirectly, shares of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the shares of Voting Stock of the surviving or transferee Person or the parent entity thereof immediately after such transaction shall not be a Pre-Qualified IPO Change of Control Event.

“Post-Qualified IPO Change of Control Date” shall mean the date on which a Post-Qualified IPO Change of Control Event is consummated.

“Post-Qualified IPO Change of Control Event” shall mean (a) the acquisition by a Person (other than the Company or a wholly-owned subsidiary of the Company) in a tender offer or a series of related tender offers of shares of Common Stock representing more than 50% of the Common Stock equivalents outstanding, other than up to 70% of Common Stock equivalents outstanding by one or more Permitted Holders, (b) the consolidation or merger of the Company with or into another Person (other than a wholly-owned subsidiary of the Company), or (c) a sale of all or substantially all of the Company’s assets to another Person (other than a wholly-owned subsidiary of the Company), in each of clauses (a) through (c), that occurs after the closing of a Qualified IPO and in which all or any portion of the consideration paid or exchanged for Common Stock, or into which Common Stock is converted (excluding Cash for fractional shares and consideration paid in respect of dissenters’ appraisal rights), consists of Other Property; provided, however, that a transaction described in clause (b) or (c) in which the Persons that beneficially own, directly or indirectly, shares of the Company’s Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the shares of Voting Stock of the surviving or transferee Person or the parent entity thereof immediately after such transaction shall not be a Post-Qualified IPO Change of Control Event.

“Qualified IPO” means the first firmly underwritten registered public offering of the Common Stock by the Company that, together with all such prior public offerings, results in aggregate gross proceeds to the Company of at least $75.0 million and after which shares of our Common Stock are listed for trading or quoted on the Nasdaq Stock Market, the New York Stock Exchange, the NYSE MKT or any other national securities exchange or their successors.

“Qualified IPO Price” means the price at which shares of the Common Stock are offered to the public pursuant to the Qualified IPO.

“Qualified IPO Underwriters’ Lock-Up” means the lock-up agreements entered into by certain executive officers, directors and holders of Capital Stock of the Company with the underwriters of the Qualified IPO in connection with the Qualified IPO.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any Cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” has the meaning set forth in Section 4.04.

“Redemption Price” means the applicable price at which Warrants may be redeemed pursuant to Article 4.

“Reference Property” has the meaning set forth in Section 5.08(a).

“Registered and Listed Shares” shall mean shares of the common stock of the surviving entity in a consolidation, merger, or combination or the acquiring entity in a tender offer, except that if the surviving entity or acquiring entity has a parent corporation, it shall be the shares of the common stock of the parent corporation, provided, that, in each case, such shares (a) have been registered (or will be registered within 30 calendar days following the applicable transaction) under Section 12 of the Exchange Act with the Securities and Exchange Commission, and (b) are listed for trading or quoted on the Nasdaq Stock Market, the New York Stock Exchange, the NYSE MKT or any other national securities exchange or their successors (or will be so listed or admitted or quoted within 30 calendar days following the consummation of the applicable transaction).

“Related Party” means, with respect to any Person, (a) any controlling stockholder, controlling member, general partner, Subsidiary, or spouse or immediate family member (in the case of an individual), of such Person, (b) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a), or (c) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (b), acting solely in such capacity.

“Reorganization Event” has the meaning set forth in Section 5.08(a).

“Restricted Period” means the period commencing on the date of this Warrant Agreement and ending 180 days after the date of the final prospectus for the Qualified IPO.

“Restricted Warrant Legend” means the legend set forth in Section 2.04(c).

“Restriction Agreement” means, for each Initial Warrantholder, the agreement in the form set forth in Exhibit G hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means, in respect of a Warrant that is exercised hereunder, the third Trading Day immediately following the Exercise Date for such Warrant.

“Standard Black-Scholes Model” means the following formula:

C = N(d1)S – N(d2)Ke -r(T-t)

where:

C = the value of a call option for an underlying stock;

N(d) = the cumulative distribution function of the standard normal distribution;

T-t = the time to maturity;

S = the stock price;

K = the strike price; and

r = the risk free rate.

In addition, the Standard Black-Scholes Model also assumes: (a) there is no arbitrage opportunity, (b) it is possible to borrow or lend any amount of cash at the riskless rate, (c) it is possible to buy or sell any amount of stock including short selling and (d) there are no transaction fees or costs.

“Trading Day” means (a) if the applicable security is listed on the Nasdaq Stock Market, a day on which trades may be made thereon or (b) if the applicable security is listed or admitted for trading on the New York Stock Exchange, the NYSE MKT or other national securities exchange or market, a day on which the New York Stock Exchange, the NYSE MKT or such other national securities exchange or market is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Transaction Price” means the average of the daily volume weighted average price of the shares of Common Stock as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is then listed or quoted, whichever is applicable (as published by Bloomberg) for the 30 consecutive trading days ending on the date immediately preceding the earlier of the applicable Record Date or the effective time or closing of the transaction (the “Calculation Period”). If, during the Calculation Period or any portion of such period, the Common Stock is not traded on any U.S. national or regional securities exchange or quotation system, the Transaction Price calculation with respect to such period (or portion thereof) shall be based on the fair market value of a share of Common Stock as determined by the Company using its good faith judgment after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company.

If, during the Calculation Period, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the Exercise Price or Number of Warrants pursuant to Article 5 hereof, the Transaction Price calculation with respect to such period shall be calculated in a manner determined by the Company to appropriately reflect the impact of such issuance, distribution, subdivision, combination or other transaction or event on the price of the Common Stock during such period.

“Trigger Event” has the meaning set forth in Section 5.03.

“Unit of Reference Property” has the meaning set forth in Section 5.08(a).

“Unit Value” has the meaning set forth in Section 5.08(c).

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president” of the Company.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warrant” means a warrant of the Company exercisable for one share of Common Stock as provided herein, and issued pursuant to this Warrant Agreement with the terms, conditions and rights set forth in this Warrant Agreement.

“Warrant Agent” means U.S. Bank National Association, in its capacity as warrant agent hereunder.

“Warrant Certificate” means any certificate representing Warrants satisfying the requirements set forth in Section 2.03.

“Warrant Register” has the meaning set forth in Section 2.05.

“Warrantholder” means each Person in whose name Warrants are registered in the Warrant Register.

ARTICLE 2

ISSUANCE, EXECUTION AND TRANSFER OF WARRANTS

Section 2.01 Issuance of Warrants. (a) The Company shall execute and deliver to the Warrant Agent, for authentication and delivery to each Initial Warrantholder on the date hereof, a single Certificated Warrant in the name of each such Initial Warrantholder, together with an Authentication Order with respect thereto (which may be a single Authentication Order covering one or more of the Certificated Warrants deliverable to Initial Warrantholders on the date hereof), as designated by the Initial Purchaser pursuant to the Purchase Agreement, evidencing an initial aggregate Number of Warrants equal to 16,260,160 (such Number of Warrants subject to adjustment from time to time as described herein). The Warrant Agent shall, upon receipt of such Certificated Warrants and Authentication Order, authenticate and deliver such Certificated Warrants to the Initial Warrantholders in accordance with Section 2.02 and register the Initial Warrantholders as the Warrantholders of such Warrants in accordance with Section 2.05. All such Warrants shall be dated as of September 30, 2014.

(b) Except as set forth in Section 2.05 and Section 6.02, the Warrants issued to the Initial Warrantholders on the date hereof shall be the only Warrants issued or outstanding under this Warrant Agreement.

(c) All Warrants issued under this Warrant Agreement shall in all respects be equally and ratably entitled to the benefits hereof, without preference, priority, or distinction on account of the actual time of the issuance and authentication or any other terms thereof.

(d) Prior, and as a condition, to delivery to the Warrant Agent, for authentication and delivery to each Initial Warrantholder, of Certificated Warrants as contemplated by Section 2.01(a), the Company shall receive from each Initial Warrantholder an executed Restriction Agreement in the form set forth on Exhibit G hereto.

Section 2.02 Execution and Authentication of Warrants. (a) Warrants shall be executed on behalf of the Company by any Executive Vice President, any Senior Vice President or any Vice President of the Company and attested by its Secretary or any one of its Assistant Secretaries. The signature of any of these officers on Warrants may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant that has been duly authenticated and delivered by the Warrant Agent.

(b) Warrants bearing the manual or facsimile signatures of individuals, each of whom was, at the time he or she signed such Warrant or his or her facsimile signature was affixed to such Warrant, as the case may be, a proper officer of the Company, shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Warrants or did not hold such offices at the date of such Warrants.

(c) No Warrant shall be entitled to any benefit under this Warrant Agreement or be valid or obligatory for any purpose unless there appears on such Warrant a certificate of authentication substantially in the form provided for herein executed by the Warrant Agent by manual signature, and such certificate upon any Warrant shall be conclusive evidence, and the only evidence, that such Warrant has been duly authenticated and delivered hereunder.

Section 2.03 Form of Warrant Certificates. Each Warrant Certificate shall be in substantially the form set forth in Exhibit D hereto and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage.

Section 2.04 Transfer Restrictions and Legends.

(a) Warrants (including the shares issuable upon exercise of the Warrants) may not be offered, pledged, sold, contracted to sell, sold under any option or contract to purchase, purchased under any option or contract to sell, granted under any option, right or warrant to purchase, lent, or otherwise transferred or disposed of, directly or indirectly, nor may a Warrantholder enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Warrants (including the shares issuable upon exercise of the Warrants), whether any such transaction described above is to be settled by delivery of Warrants (including the shares issuable upon exercise of the Warrants) or such other securities, in cash or otherwise, during the Restricted Period, except (i) with the consent of the Company, (ii) pursuant to the redemption provisions of the Warrants as set forth in Section 4.01(b) and Section 4.02 or (ii) pursuant to a deemed exercise of a Warrant as set forth in Section 5.08(e).

(b) From and after the Restricted Period, Warrants may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by a Warrantholder except (A) pursuant to a registration statement that has become effective under the Securities Act or (B) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act. The Company has no obligation to file a registration statement with respect to the Warrants or the shares issuable upon exercise of the Warrants.

(c) Except as set forth in Section 2.04(e), each Warrant issued hereunder shall bear the legend set forth in Exhibit A hereto (the “Restricted Warrant Legend”).

(d) By its acceptance of any Warrant bearing a Restricted Warrant Legend, each holder of, and beneficial owner of an interest in, such a Warrant acknowledges the restrictions on transfer of such a Warrant set forth in such Restricted Warrant and agrees that it will transfer such a Warrant only in accordance with the Restricted Warrant Legend. Each holder of, and beneficial owner of an interest in, such a Warrant, acknowledges and agrees that, upon the Company’s request, it will enter into a lock-up agreement with the underwriters of the first firmly underwritten registered public offering of the Common Stock by the Company and any subsequent underwritten registered public offering of the Common Stock by the Company through the occurrence of the Qualified IPO.

(e) Any Warrants as to which restrictions on transfer shall have expired in accordance with their terms such that they can be freely sold without limits under the Securities Act and any applicable state securities law and such Warrants are no longer “restricted securities” as defined in Rule 144 under the Securities Act may, upon surrender of the Warrant Certificates representing such Warrants for exchange pursuant to Section 2.05 in accordance with the procedures of the Warrant Agent (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the Warrant Agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new Warrant Certificate for a like number of Warrants, which shall not bear the Restricted Warrant Legend.

(f) Shares of Common Stock issued to a Warrantholder upon exercise of a Warrant may not be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of by such Warrantholder except (A) pursuant to a registration statement that has become effective under the Securities Act or (B) pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144 under the Securities Act.

(g) Except as set forth in Section 2.04(h), all shares of Common Stock issued to a Warrantholder upon exercise of a Warrant shall bear the legend set forth in Exhibit B hereto.

(h) Any shares of Common Stock as to which restrictions on transfer shall have expired in accordance with their terms such that the shares of Common Stock can be freely sold without limits under the Securities Act and any applicable state securities law such shares of Common Stock are no longer “restricted securities” as defined in Rule 144 under the Securities Act may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock (together with any legal opinions, certifications or other evidence as may reasonably be required by the Company or the transfer agent in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws), be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the legend set forth in Exhibit B.

(i) Any Warrant that is purchased or owned by the Company or any “affiliate” thereof (as defined under Rule 144 under the Securities Act) may not be resold by the Company or such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Warrants no longer being “restricted securities” (as defined in Rule 144 under the Securities Act).

Section 2.05 Transfer, Exchange and Substitution. (a) Warrants shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent, and the Warrant Agent shall maintain, a register (the “Warrant Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Warrants and transfers, exchanges or substitutions of Warrants as herein provided. All Warrants issued upon any registration of transfer or exchange of or substitution for Warrants in accordance with the provisions herein shall be valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Warrant Agreement, as Warrants surrendered for such registration of transfer, exchange or substitution.

(b) A Warrantholder may transfer a Warrant only in accordance with Section 2.04 and upon surrender of such Warrant for registration of transfer. Warrants may be presented for registration of transfer and exchange at the offices of the Warrant Agent with a written instruction of transfer in the form annexed to Exhibit D hereto, duly executed by such Warrantholder or by such Warrantholder’s attorney, duly authorized in writing. Such Warrantholder will also provide a written certificate (substantially in the form of Exhibit E hereto) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Warrants. The Warrant Agent shall be entitled to conclusively rely upon any such certification in connection with the transfer of a Warrant hereunder and shall have no responsibility to monitor or verify whether any such transfer complies with the requirements hereunder or otherwise complies with the Securities Act. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Warrantholder only upon, final acceptance and registration of the transfer in the Warrant Register by the Warrant Agent. Prior to the registration of any transfer of a Warrant by a Warrantholder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(c) Every Warrant presented or surrendered for registration of transfer or for exchange or substitution shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company and the Warrant Agent, by the holder thereof or such Warrantholder’s attorney duly authorized in writing.

(d) When Warrants are presented to the Warrant Agent with a request to register the transfer of, or to exchange or substitute, such Warrants, the Warrant Agent shall register the transfer or make the exchange or substitution as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers, exchanges and substitutions, the Company shall execute Warrant Certificates at the Warrant Agent’s request and the Warrant Agent, upon receipt of an Authentication Order, shall authenticate and deliver such Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of or substitution for Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

(e) A Certificated Warrant may be exchanged at the option of the holder or holders thereof, when presented or surrendered in accordance with this Warrant Agreement, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like Number of Warrants. If less than all Warrants represented by a Certificated Warrant are transferred, exchanged or substituted in accordance with this Warrant Agreement, the Warrant Certificate shall be surrendered to the Warrant Agent and a new Warrant Certificate for a Number of Warrants equal to the Warrants represented by such Warrant Certificate that were not transferred, exchanged or substituted, registered in such name or names as may be directed in writing by the surrendering Warrantholder, shall be executed by the Company and delivered to the Warrant Agent, and the Warrant Agent shall authenticate such new Warrant Certificate and shall deliver such new Warrant Certificate to the Person or Persons entitled to receive the same.

Section 2.06 Global Warrants. (a) The Warrants shall initially be issued in the form of Certificated Warrants. However, from and after the Restricted Period, the Company shall use its reasonable best efforts to deposit one or more Global Warrants with the Depositary and to qualify the Warrants for settlement through the book-entry facilities of the Depositary. Following such deposit and qualification, any Certificated Warrants may be presented to the Warrant Agent by Warrantholders in exchange for a beneficial interest in one or more Global Warrants up to the aggregate Number of Warrants then outstanding, to be registered in the name of the Depositary, or its nominee, and delivered by the Warrant Agent to the Depositary, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depositary. Upon such presentation, the Company shall execute a Global Warrant representing such aggregate Number of Warrants and deliver the same to the Warrant Agent for authentication and delivery in accordance with Section 2.02.

(b) Any Global Warrant shall bear the legend in the form set forth in Exhibit C hereto (the “Global Warrant Legend”).

(c) So long as a Global Warrant is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Warrant Agreement with respect to the Global Warrant held on their behalf by the Depositary or the Warrant Agent as its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes. Accordingly, any such owner’s beneficial interest in such Global Warrant will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Warrantholder.

(d) Any holder of a Global Warrant registered in the name of the Depositary or its nominee shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in Warrants represented thereby shall be required to be reflected in book-entry form.

(e) Transfers of a Global Warrant registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Company, the Depositary, their successors, and their respective nominees. Interests of beneficial owners in a Global Warrant registered in the name of the Depositary or its nominee shall be transferred in accordance with the rules and procedures of the Depositary.

(f) A Global Warrant registered in the name of the Depositary or its nominee shall be exchanged for Certificated Warrants only if the Depositary (i) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, a Global Warrant registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant, Certificated Warrants representing, in the aggregate, the Number of Warrants theretofore represented by such Global Warrant with respect to such beneficial owner’s respective beneficial interest. Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to this Section 2.06(f) shall not bear the Global Warrant Legend. Interests in the Global Warrant may not be exchanged for Certificated Warrants other than as provided in this Section 2.06(f).

(g) The holder of a Global Warrant registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Warrantholder is entitled to take under this Warrant Agreement or the Warrant.

Section 2.07 Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange, substitution or exercise of Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article 2 in case of an exchange, transfer or substitution, or Article 3 in case of the exercise of less than all Warrants represented thereby, or Section 6.02 in case of mutilation, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company upon the Company’s written request or otherwise dispose of such cancelled Warrant Certificates as the Company may direct.

ARTICLE 3

EXERCISE AND SETTLEMENT OF WARRANTS

Section 3.01 Exercise of Warrants. At any time from and after the end of the Restricted Period and prior to 5:00 p.m., New York City time, on the Expiration Date, a Warrantholder shall be entitled to exercise, in accordance with this Article 3, the full Number of Warrants represented by any Warrant Certificate then registered in such Warrantholder’s name (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants). Any Warrants not exercised prior to such time shall expire unexercised.

Section 3.02 Procedure for Exercise. (a) To exercise a Warrant (i) in the case of a Certificated Warrant, the Warrantholder must surrender the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes as set forth in Section 7.01(b), or (ii) in the case of a Global Warrant, the Warrantholder must comply with the procedures established by the Depositary for the exercise of Warrants, provided that no such action on the part of the Warrantholder will be required to effect a deemed exercise of a Warrant pursuant to Section 5.08(e).

(b) The date on which a Warrantholder complies with the requirements for exercise set forth in this Section 3.02 in respect of a Warrant or the date on which a deemed exercise occurs pursuant to Section 5.08(e) in respect of a Warrant, as applicable, is the “Exercise Date” for such Warrant. However, if such date is not a Trading Day or the Warrantholder satisfies such requirements after the Close of Business on a Trading Day, then the Exercise Date shall be the immediately succeeding Trading Day, unless that Trading Day falls after the Expiration Date, in which case the Exercise Date shall be the immediately preceding Trading Day.

Section 3.03 Settlement of Warrants. (a) Net Share Settlement shall apply upon all exercises of any Warrant.

(b) For each Warrant exercised hereunder (or deemed exercise), on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Warrantholder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to (i) the Net Share Settlement Price as of the relevant Exercise Date, minus the Exercise Price (determined as of such Exercise Date), divided by (ii) such Net Share Settlement Price, together with Cash in respect of any fractional shares or fractional Warrants as provided in Section 3.05.

Section 3.04 Delivery of Common Stock. (a) In connection with the delivery of shares of Common Stock to an exercising Warrantholder pursuant to Section 3.03(b), the Warrant Agent shall:

(i) inform the Company of the number of Warrants which the Warrantholder desires to exercise and (A) if such shares of Common Stock are in book-entry form at the Depositary, the Company shall (or shall cause the stock transfer agent to) deliver the shares of Common Stock to which such Warrantholder is entitled by electronic transfer to such Warrantholder’s account, or any other account as such Warrantholder may designate, at the Depositary or at an Agent Member, or (B) if such shares of Common Stock are not in book-entry form at the Depositary, the Company shall (or shall cause the transfer agent to) deliver to or upon the order of such Warrantholder a certificate or certificates, in each case with legends thereon as appropriate (as determined by the Company) and for the number of full shares of Common Stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder;

(ii) deliver Cash to such Warrantholder in respect of any fractional shares or fractional Warrants, as provided in Section 3.05; and

(iii) if the Number of Warrants represented by a Warrant Certificate shall not have been exercised in full, deliver a new Warrant Certificate, signed by the Company and authenticated by the Warrant Agent, for the balance of the number of Warrants represented by the surrendered Warrant Certificate.

(b) Each Person in whose name any shares of Common Stock are issued shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date. However, if any such date is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the Close of Business on the next succeeding date on which the stock transfer books are open.

(c) Promptly after the Warrant Agent shall have taken the action required above (or at such later time as may be mutually agreeable to the Company and the Warrant Agent), the Warrant Agent shall account to the Company with respect to any Warrants exercised.

Section 3.05 No Fractional Shares to be Issued. (a) Notwithstanding anything to the contrary in this Warrant Agreement, the Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants.

(b) If any fraction of a Warrant shall be exercised hereunder, the Company shall pay the relevant Warrantholder Cash in lieu of the corresponding fraction of a share of Common Stock valued at the Net Share Settlement Price as of the Exercise Date. However, if more than one Warrant shall be exercised hereunder at one time by the same Warrantholder, the number of full shares which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants (including any fractional Warrants) so exercised. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.05, be issuable on the exercise of any Warrant or Warrants (including any fractional Warrants), the Company shall pay the Warrantholder Cash in lieu of such fractional shares valued at the Net Share Settlement Price as of the Exercise Date.

(c) Each Warrantholder, by its acceptance of a Warrant Certificate, expressly waives its right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

Section 3.06 Acquisition of Warrants by Company. The Company shall have the right, except as limited by law, to purchase or otherwise to acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate and shall have agreed with the holder of such Warrants.

Section 3.07 Direction of Warrant Agent. (a) The Company shall be responsible for performing all calculations required in connection with the exercise and settlement of the Warrants and the payment or delivery, as the case may be, of Cash and/or Common Stock as described in this Article 3. In connection therewith, the Company shall provide prompt written notice to the Warrant Agent of the amount of Cash, if applicable, and the number of shares of Common Stock payable or deliverable, as the case may be, upon exercise and settlement of the Warrants, including, without limitation, the Net Share Amount.

(b) Any Cash to be paid to the Warrantholders hereunder in accordance with Section 3.05 shall be delivered to the Warrant Agent no later than the Business Day immediately preceding the date such consideration is required to be delivered to the Warrantholders. Any Common Stock to be delivered to the Warrantholders hereunder shall be delivered by the Company (or the transfer agent) by the date such Common Stock is required to be delivered to the Warrantholders.

(c) The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations or items to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or Units of Reference Property that may at any time be issued or delivered upon the exercise of any Warrant, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment, if applicable, or to issue, transfer or deliver any shares of Common Stock or stock certificates or Units of Reference Property, or to comply with any of the covenants of the Company contained in this Article 3.

ARTICLE 4

REDEMPTION

Section 4.01 Redemption at the Election of the Company.

(a) The Warrants are not redeemable by the Company prior to the one-year anniversary of the consummation of the Qualified IPO (the “Anniversary Date”). On or after the Anniversary Date, the Warrants may be redeemed in whole or in part at the option of the Company if the Closing Sale Price of the Common Stock has been greater than or equal to 200% of Qualified IPO Price (appropriately adjusted for any common stock dividends or distributions to holders of the Common Stock and subdivisions and combinations of Common Stock after the original issuance of the Warrants) for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of redemption. The redemption price at which the Warrants are redeemable pursuant to this Section 4.01(a) shall be an amount of Cash equal to the value of the Net Share Amount applicable to such Warrants or portion thereof calculated as if the Warrants subject to redemption (or portion thereof) had been exercised as of the last Trading Day immediately preceding the date of the giving of such notice of redemption, with any shares constituting such Net Share Amount valued in the same manner and over the same period used for purposes of calculating the Net Share Amount.

(b) Notwithstanding the provisions of Section 4.01(a), in the event of an event or transaction that would constitute a Post-Qualified IPO Change of Control Event but for the fact that all the consideration paid or exchanged for Common Stock, or into which Common Stock is converted (excluding Cash for fractional shares and consideration paid in respect of dissenters’ appraisal rights), consists of Registered and Listed Shares (an “All Stock Post-Qualified IPO Change of Control Event”), the Warrants may be redeemed in whole or in part at the option of the Company. The redemption price at which the Warrants are redeemable pursuant to this Section 4.01(b) shall be the Black-Scholes Based Redemption Amount applicable to such Warrants or portion thereof.

Section 4.02 Mandatory Redemption Upon a Post-Qualified IPO Change of Control Event. In the event of a Post-Qualified IPO Change of Control Event (other than an All Stock Post-Qualified IPO Change of Control Event), the Warrants will be subject to mandatory redemption by the Company (or the successor). The redemption price at which the Warrants shall be redeemed pursuant to this Section 4.02 shall be the Black-Scholes Based Redemption Amount applicable to such Warrants or portion thereof.

Section 4.03 Selection of Warrants to be Redeemed. (a) If less than all Warrants are to be redeemed, the Warrant Agent shall select the Warrants to be redeemed pro rata or by lot or by any other method the Warrant Agent considers fair and appropriate and, in the case of Global Warrants, in accordance with the applicable procedures of the Depositary. The Warrant Agent shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to this Article 4 from outstanding Warrants not previously called for redemption.

(b) Provisions of this Warrant Agreement that apply to Warrants called for redemption in whole also apply to Warrants called for redemption in part. The Warrant Agent shall notify the Company promptly of the Warrants or portions of Warrants to be redeemed.

(c) If any Warrant selected for partial redemption is exercised in part before termination of the exercise right with respect to the portion of the Warrant so selected, the exercised portion of such Warrant shall be deemed (so far as may be) to be the portion selected for redemption. Warrants that have been converted during a selection of Warrants to be redeemed may be treated by the Warrant as outstanding for the purpose of such selection.

Section 4.04 Notice of Redemption. (a) At least 30 days but not more than 60 days before the date of the redemption of the Warrants by the Company (the “Redemption Date”), the Company shall mail a notice of redemption by first-class mail, postage prepaid, or, in the case of Global Warrants, send in accordance with the applicable procedures of the Depositary, to the Warrant Agent and each Warrantholder to be redeemed. The notice of redemption shall specify the Warrants to be redeemed and shall state:

(i) the Redemption Date;

(ii) a summary of the basis for calculating the Redemption Price;

(iii) the Net Share Amount applicable to a Warrant calculated as of a recent date;

(iv) the name and address of the Warrant Agent;

(v) that Warrants called for redemption may be exercised at any time before the close of business on the Trading Day immediately preceding the Redemption Date (the “Cut-Off Date”); and

(vi) the procedures a Warrantholder must follow to exercise rights under Section 3.01.

(b) At the Company’s written request delivered at least 30 days prior to the date such notice is to be given to the Warrantholders (unless a shorter time period shall be acceptable to the Warrant Agent), the Warrant Agent shall give the notice of redemption to each Warrantholder to be redeemed in the Company’s name and at the Company’s expense.

Section 4.05 Deposit of Redemption Price. Prior to 12:00 p.m. (New York City time) on or prior to the Redemption Date, the Company shall deposit with the Warrant Agent an amount of Cash sufficient to pay the aggregate Redemption Price of all the Warrants or portions thereof that are to be redeemed as of the Redemption Date.

If the Warrant Agent holds Cash sufficient to pay the Redemption Price with respect to the Warrants to be redeemed on the Redemption Date in accordance with the terms of this Warrant

Agreement, then, immediately on and after the Redemption Date, all rights of the Warrantholders of Warrants subject to redemption shall terminate, other than the right to receive the Redemption Price upon delivery of such Warrants.

Section 4.06 Warrants Redeemed in Part. Any Warrant Certificate that is to be redeemed only in part shall be surrendered at the office of the Warrant Agent (with, if the Company or the Warrant Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Warrantholder or such Warrantholder’s attorney duly authorized in writing, and the Company shall execute and the Warrant Agent shall authenticate and deliver to the Warrantholder, without service charge, a new Warrant, as requested by such Warrantholder for a number of Warrants equal to, and in exchange for, the portion of the Warrants evidenced by a Warrant Certificate so surrendered that is not redeemed.

Section 4.07 Securities Act; Exchange Act. The provisions of this Article 4 are subject, in all cases, to any applicable requirements under the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. Where there is any inconsistency between the requirements of the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder and the requirements of this Article 4, the requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, shall supersede.

ARTICLE 5

ADJUSTMENTS

Section 5.01 Adjustments to Exercise Price. The Exercise Price for the Warrants shall be subject to adjustment (without duplication) for the following events as follows:

(a) Upon completion of a Qualified IPO, the Exercise Price shall be adjusted to equal the lesser of (a) the applicable Exercise Price and (b) a percentage of the Qualified IPO Price calculated as follows:

(i) If the Qualified IPO occurs on or prior to September 30, 2015, 100% of the Qualified IPO Price;

(ii) If the Qualified IPO occurs after September 30, 2015 but on or prior to September 30, 2016, 90% of the Qualified IPO Price;

(iii) If the Qualified IPO occurs after September 30, 2016 and on or prior to September 30, 2017, 80% of the Qualified IPO Price; and

(iv) If the Qualified IPO occurs after September 30, 2017, 70% of the Qualified IPO Price.

(b) Upon the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, whether such event occurs before or after a Qualified IPO, the Exercise Price shall be adjusted based on the following formula:

EP1 = EP0 ×	OS0
OS1

where:

EP0 =	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be;

EP1 =	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision or combination, as the case may be; and

OS1 =	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this Section 5.01(b) is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(c) Upon the issuance to all holders of Common Stock of rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock (or securities convertible into Common Stock) at less than (or having a conversion price per share less than) the Current Market Price of Common Stock, where the Record Date for such issuance is after the date of Qualified IPO, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 ×	OS0 + Y
OS0 + X

where:

EP0 =	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such issuance;

EP1 =	the Exercise Price in effect immediately after the Close of Business on the Record Date for such issuance;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such issuance;

X =	the total number of shares of Common Stock issuable pursuant to such rights, warrants or convertible securities; and

Y =	the aggregate price payable to exercise such rights, warrants or convertible securities divided by the Current Market Price.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such issuance. In the event that the issuance of such rights, warrants or convertible securities is announced but such rights, warrants or convertible securities are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if the Record Date for such issuance had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, warrants or convertible securities, upon the expiration, termination or maturity of such rights, warrants or convertible securities, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, as well as any consideration received in connection with the conversion of any convertible securities issued upon exercise of such rights or warrants, and the value of such consideration, if other than Cash, shall be determined in good faith by the Board of Directors.

(d) Upon the dividend or distribution to all holders of Common Stock of (i) shares of Capital Stock (other than Common Stock), (ii) evidences of the Company’s indebtedness, (iii) rights or warrants to purchase the Company’s securities or the Company’s assets or (iv) property or Cash (excluding any ordinary cash dividends declared by the Board of Directors and excluding any dividend, distribution or issuance covered by clauses (a) or (b) above), where the Record Date for such dividend or distribution is after the date of a Qualified IPO, the Exercise Price will be adjusted based on the following formula:

EP1 = EP0 ×	SP0 + FMV
SP0

where:

EP0 =	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1 =	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

SP0 =	the Current Market Price; and

FMV =	the fair market value (as determined in good faith by the Board of Directors), on the Record Date for such dividend or distribution, of the shares of Capital Stock, evidences of indebtedness or property, rights or warrants so distributed or the amount of Cash (other than in the case of ordinary cash dividends declared by the Board of Directors) expressed as an amount per share of outstanding Common Stock.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (d) is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary of the Company or other business unit of the Company (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the Nasdaq Stock Market or any other national or regional securities exchange or market, then the Exercise Price will instead be adjusted based on the following formula:

EP1 = EP0 ×	MP0
MP0 + FMV0

where:

EP0 =	the Exercise Price in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

EP1 =	the Exercise Price in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution; and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Days commencing on, and including, the third Trading Day after the Ex-Date for such dividend or distribution.

Such decrease shall become effective immediately after the Ex-Date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such distribution had not been declared or announced.

(e) For the purposes of Section 5.01(b), (c) and (d), any dividend or distribution to which Section 5.01(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be a dividend or distribution of the indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Exercise Price adjustment required by Section 5.01(d) with respect to such dividend or distribution shall be made in respect of such dividend or distribution (without regard to the parenthetical in Section 5.01(d) that begins with the word “excluding”)) immediately followed by a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Exercise Price adjustment required by Section 5.01 with respect to such dividend or distribution shall then be made), except, for purposes of such adjustment, any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date.”

Section 5.02 Adjustments to Number of Warrants. Concurrently with any adjustment to the Exercise Price under Section 5.01 and in connection with a deemed exercise under Section 5.08(e), the Number of Warrants for each Warrant Certificate will be adjusted such that the Number of Warrants for each such Warrant Certificate in effect immediately following the effectiveness of such adjustment will be equal to the Number of Warrants for each such Warrant Certificate in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (ii) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Section 5.03 Certain Distributions of Rights and Warrants; Shareholder Rights Plan. (a) Rights or warrants distributed by the Company to all holders of Common Stock (including under any shareholder rights plan in existence on the date hereof or hereafter put into effect) entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock;

(ii) are not exercisable; and

(iii) are also issued in respect of future issuances of Common Stock,

shall be deemed not to have been distributed for purposes of Article 5 (and no adjustment to the Exercise Price or the Number of Warrants under this Article 5 will be made) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price and the Number of Warrants for each Warrant Certificate shall be made under this Article 5 (subject in all respects to Section 5.03(d)).

(b) If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (subject in all respects to Section 5.03(d)).

(c) In addition, except as set forth in Section 5.03(d), in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in Section 5.03(b)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price and the Number of Warrants for each Warrant Certificate under Article 5 was made (including any adjustment contemplated in Section 5.03(d)):

(i) in the case of any such rights or warrants that shall have been redeemed or repurchased without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(ii) in the case of such rights or warrants that shall have expired or been terminated without exercise by the holders thereof, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be readjusted as if such rights and warrants had not been issued.

(d) If a Company shareholders’ rights plan under which any rights are issued provides that each share of Common Stock issued upon exercise of Warrants at any time prior to the distribution of separate certificates representing such rights shall be entitled to receive such rights, prior to the separation of such rights from the Common Stock, the Exercise Price and the Number of Warrants for each Warrant Certificate shall not be adjusted pursuant to Section 5.01. If, however, prior to any exercise of a Warrant, such rights have separated from the Common Stock, the Exercise Price and the Number of Warrants for each Warrant Certificate shall be adjusted at the time of separation as if the Company dividended or distributed to all holders of Common Stock, Capital Stock, evidences of the Company’s indebtedness, certain rights or warrants to purchase the Company’s securities or other of the Company’s assets as described in Section 5.01(d), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 5.04 Other Adjustments. The Company shall make appropriate adjustments to the amount of Cash or number of shares of Common Stock, as the case may be, due upon exercise of the Warrant, as may be necessary or appropriate to effectuate the intent of this Article 5 and to avoid unjust or inequitable results as determined in its good faith judgment, to account for any adjustment to the Exercise Price and the Number of Warrants for the relevant Warrant Certificate that becomes effective, or any event requiring an adjustment to the Exercise Price and the Number of Warrants for the relevant Warrant Certificate where the Record Date or effective date (in the case of a subdivision or combination of the Common Stock) of the event occurs, during the period beginning on, and including, the Exercise Date and ending on, and including, the related Settlement Date.

Section 5.05 Discretionary Adjustments. The Company may from time to time, to the extent permitted by law and subject to applicable rules of the principal U.S. national or regional securities exchange or quotation system on which the Common Stock is then listed or quoted, decrease the Exercise Price and/or increase the Number of Warrants for each Warrant Certificate by any amount for any period of at least 20 days. In that case, the Company shall give the Warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice shall state the decreased Exercise Price and/or increased Number of Warrants for each Warrant Certificate and the period during which the decrease and/or increase will be in effect. The Company may make such decreases in the Exercise Price and/or increases in the Number of Warrants for each Warrant Certificate, in addition to those set forth in this Article 5, as the Company’s Board of Directors deems advisable, including to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 5.06 Restrictions on Adjustments. (a) Except in accordance with Section 5.01, the Exercise Price and the Number of Warrants for any Warrant Certificate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing.

(b) Neither the Exercise Price nor the Number of Warrants for any Warrant Certificate will be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) for a change in the par value of the Common Stock.

(c) In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the Number of Warrants for any Warrant Certificate to the extent that the adjustment would reduce the Exercise Price below the par value per share of Common Stock.

(d) No adjustment shall be made to the Exercise Price or the Number of Warrants for any Warrant Certificate for any of the transactions described in Section 5.01 if the Company makes provisions for Warrantholders to participate in any such transaction without exercising their Warrants on the same basis as holders of Common Stock and with notice that the Board of Directors determines in good faith to be fair and appropriate.

(e) No adjustment shall be made to the Exercise Price, nor will any corresponding adjustment be made to the Number of Warrants for any Warrant Certificate, unless the adjustment would result in a change of at least 1% of the Exercise Price; provided that any adjustments that are less than 1% of the Exercise Price shall be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the Exercise Price, shall be made (i) annually, on each anniversary of the Closing Date, (ii) immediately prior to the time of any exercise, and (iii) five Business Days prior to the Expiration Date, unless, in each case, such adjustment has already been made.

(f) If the Company takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandons its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the Exercise Price or the Number of Warrants for any Warrant Certificate then in effect shall be required by reason of the taking of such record.

Section 5.07 Deferral of Adjustments. In any case in which Section 5.01 provides that an adjustment shall become effective immediately after (a) a Record Date for an event or (b) the effective date (in the case of a subdivision or combination of the Common Stock) (each a “Determination Date”), the Company may elect to defer, until the later of the date the adjustment to the Exercise Price and Number of Warrants for each Warrant Certificate can be definitively determined and the occurrence of the applicable Adjustment Event (as hereinafter defined), (i) issuing to the Warrantholder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount in Cash in lieu of any fractional share of Common Stock or fractional Warrant pursuant to Section 3.05. For the purposes of this Section 5.07, the term “Adjustment Event” shall mean in any case referred to in clause (a) or clause (b) hereof, the occurrence of such event.

Section 5.08 Recapitalizations, Reclassifications and Other Changes. (a) If any of the following events occur:

(i) any recapitalization;

(ii) any reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination to which Section 5.01(b) applies);

(iii) any consolidation, merger or combination involving the Company;

(iv) any sale or conveyance to a third party of all or substantially all of the Company’s assets; or

(v) any statutory share exchange,

(each such event a “Reorganization Event”), in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (the “Reference Property”), then, subject to Section 5.08(e) and Section 5.08(f), following the effective time of the transaction, the right to receive shares of Common Stock upon exercise of a Warrant shall be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock would have owned or been entitled to receive in connection with such Reorganization Event (such kind and amount of Reference Property per share of Common Stock, a “Unit of Reference Property”). In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a Reorganization Event, other than with respect to a Pre-Qualified IPO Change of Control Event or a Post-Qualified IPO Change of Control Event, the type and amount of consideration into which the Warrants shall be exercisable from and after the effective time of such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock in such Reorganization Event.

(b) At any time from, and including, the effective time of a Reorganization Event:

(i) the Net Share Amount per Warrant shall be a number of Units of Reference Property calculated as set forth in Section 3.03(b), except that the Net Share Settlement Price used to determine such Net Share Amount on any Trading Day shall be the Unit Value for such Trading Day;

(ii) the Company shall pay Cash in lieu of delivering any fraction of a Unit of Reference Property or any fractional Warrant in accordance with Section 3.05 based on the Unit Value as of the Exercise Date; and

(iii) the Closing Sale Price and the Current Market Price shall be calculated with respect to a Unit of Reference Property.

(c) The value of a Unit of Reference Property (the “Unit Value”) shall be determined as follows:

(i) any shares of common stock of the successor or purchasing corporation or any other corporation that are traded on a national or regional stock exchange included in such Unit of Reference Property shall be valued as if such shares were “Common Stock” using procedures set forth in the definition of “Closing Sale Price” in Section 1.01;

(ii) any other property (other than Cash) included in such Unit of Reference Property shall be valued in good faith by the Board of Directors (in a manner not materially inconsistent with the manner the Board of Directors valued such property for purposes of the Reorganization Event, if applicable); and

(iii) any Cash included in such Unit of Reference Property shall be valued at the amount thereof.

(d) On or prior to the effective time of any Reorganization Event, the Company or the successor or purchasing Person, as the case may be, shall execute an amendment to this Warrant Agreement providing that the Warrants shall be exercisable for Units of Reference Property in accordance with the terms of this Section 5.08. If the Reference Property in connection with any Reorganization Event includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such Reorganization Event, then the Company shall cause such amendment to this Warrant Agreement to be executed by such other Person and such amendment shall contain such additional provisions to protect the interests of the Warrantholders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. Any such amendment to this Warrant Agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5 (including any modifications as required to implement the intent of Section 5.01(a) in the case of any such adjustment prior to a Qualified IPO) and, in the case of any such adjustment prior to a Qualified IPO, shall provide for such other appropriate modifications as may be necessary or appropriate to effectuate the intent of this Warrant Agreement and to avoid unjust or inequitable results as determined in its good faith judgment, including, where appropriate, to clarify that references to “Common Stock” after such reorganization event shall refer to the common stock for which the Warrants have become exercisable and references to a “Qualified IPO” shall refer to an initial public offering of such Common Stock. In the event the Company shall execute an amendment to this Warrant Agreement pursuant to this Section 5.08, the Company shall promptly file with the Warrant Agent an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Unit of Reference Property after the relevant Reorganization Event, any adjustment to be made with respect thereto and stating that all conditions precedent to the execution of such amendment in the Warrant Agreement have been complied with and that such amendment is authorized and permitted by this Warrant Agreement. The Warrant Agent shall be entitled to conclusively rely as to the truth of the statements and the correctness of the opinions expressed in such Officers’ Certificate and the opinion of counsel provided in connection with such amendment. The Company shall cause notice of the execution of amendment to be mailed to each Warrantholder, at its address appearing on the Warrant Register, or in the case of Global Warrants, send in accordance with the applicable procedures of the Depositary, within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such amendment.

(e) In the event of a Pre-Qualified IPO Change of Control Event, the Warrants shall be deemed exercised, without any action by the Warrantholders, such exercise to be effective as of the date immediately prior to the earlier of the Record Date or the effective time or closing of such transaction, provided that for purposes of such deemed exercise, the Exercise Price shall be equal to the lesser of (i) 80% of the Transaction Price per share of common stock in such stock transaction and (ii) the then applicable Exercise Price, but in no event shall be less than $1.00 per share (appropriately adjusted for any common stock dividends or distributions to holders of Common Stock and subdivisions and combinations of Common Stock after the original issuance of the Warrants through the date of such Pre-Qualified IPO Change of Control Event).

(f)(i) In the event of any Post-Qualified IPO Change of Control Event, the Warrants will be redeemed in accordance with Article 4. (ii) In the event of any All Stock Post-Qualified IPO Change of Control Event, the Warrants may be redeemed in accordance with Article 4.

(g) The Company hereby agrees not to become a party to any Reorganization Event unless its terms are consistent in all material respects with this Section 5.08.

(h) The above provisions of this Section 5.08 (other than Section 5.08(e) and Section 5.08(f)(i)) shall similarly apply to successive Reorganization Events and Post-Qualified IPO Change of Control Events.

(i) If this Section 5.08 applies to any event or occurrence, no other provision of this Article 5 with respect to anti-dilution adjustments (which for the avoidance of doubt, does not include the covenant set forth in Section 5.09) shall apply to such event or occurrence.

Section 5.09 Consolidation, Merger and Sale of Assets. (a) The Company may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of the Company and its subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions so long as:

(i) the successor assumes all the Company’s obligations under this Warrant Agreement and the Warrants, if any; and

(ii) the Company provides written notice of such assumption to the Warrant Agent.

(b) In case of any such consolidation, merger, sale, lease or other transfer and upon any such assumption by the successor corporation, limited liability company, partnership or trust, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue any or all of the Warrants issuable pursuant to this Warrant Agreement which theretofore shall not have been signed by the Company; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Warrant Agreement prescribed, the Warrant Agent shall authenticate and deliver, as applicable, any Warrants that previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for authentication, and any Warrants which such successor entity thereafter shall cause to be signed and delivered to the Warrant Agent for such purpose.

Section 5.10 Common Stock Outstanding. For the purposes of this Article 5, the number of shares of Common Stock at any time outstanding shall not include shares held, directly or indirectly, by the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 5.11 Covenant to Reserve Shares for Issuance on Exercise. (a) The Board of Directors has authorized and will reserve for issuance such number of shares of Common Stock as the Board of Directors believes will be issuable upon the exercise of all outstanding Warrants for shares of Common Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued, fully paid and non-assessable.

(b) The Company agrees to authorize and direct its current and future transfer agents for the Common Stock to reserve for issuance the number of shares of Common Stock specified in this Section 5.11. Upon exercise of outstanding Warrants, the Company shall instruct the transfer agent to deliver to the Warrant Agent, upon written request from the Warrant Agent substantially in the form of Exhibit F (or as separately agreed between the Warrant Agent and the transfer agent), stock certificates (or beneficial interests therein) required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Warrant Agreement. Upon exercise of outstanding Warrants, the Company shall pay to the Warrant Agent, as agent for the Warrantholders, any Cash that may be payable as provided in this Article 5. Promptly after the date of expiration of Warrants, the Warrant Agent shall certify to the Company the aggregate Number of Warrants then outstanding, and thereafter no shares shall be required to be reserved in respect of such Warrants.

(c) Following the Qualified IPO, the Company shall use its reasonable best efforts to apply and cause to have listed on such primary stock exchange or quotation system on which the Common Stock is listed or quoted upon consummation of the Qualified IPO, subject to notice of issuance (if any), the shares of Common Stock issued and/or issuable upon exercise of the Warrants.

Section 5.12 Calculations Final. The Company shall be responsible for making all calculations called for under this Warrant Agreement. These calculations include, but are not limited to, the Redemption Price or any calculations relating to the redemption of the Warrants, the Exercise Date, the Current Market Price, the Closing Sale Price, the Net Share Settlement Price, the Exercise Price, the Number of Warrants for each Warrant Certificate and the number of shares of Common Stock or Units of Reference Property, if any, to be issued upon exercise of any Warrants. The Company shall make the foregoing calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Warrantholders. The Company shall provide a schedule of the Company’s calculations to the Warrant Agent, and the Warrant Agent is entitled to rely upon the accuracy of the Company’s calculations without independent verification.

Section 5.13 Notice of Adjustments. Whenever the Exercise Price or the Number of Warrants for each Warrant Certificate is adjusted, the Company shall promptly mail to Warrantholders, or in the case of Global Warrants, send in accordance with the applicable procedures of the Depositary, a notice of the adjustment. The Company shall file with the Warrant Agent such notice and an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, and the Warrant Agent shall not be deemed to have any knowledge of any adjustments unless and until it has received such certificate. The Warrant Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

Section 5.14 Warrant Agent Not Responsible for Adjustments or Validity. The Warrant Agent shall at no time be under any duty or responsibility to any Warrantholder to determine whether any facts exist that may require an adjustment of the Exercise Price and the Number of Warrants for each Warrant Certificate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall have no duty to verify or confirm any calculation called for hereunder. The Warrant Agent shall have no liability for any failure or delay in performing its duties hereunder caused by any failure or delay of the Company in providing such calculations to the Warrant Agent. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to this Article 5, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any Cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or scrip upon the surrender of any Warrant for the purpose of exercise or upon any adjustment pursuant to this Article 5, or to comply with any of the covenants of the Company contained in this Article 5.

Section 5.15 Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article 5, and Warrant Certificates issued after such adjustment may state the same information (other than the adjusted Exercise Price and the adjusted Number of Warrants for such Warrant Certificates) as are stated in the Warrant Certificates initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not materially adversely affect the interest of the

Warrantholders; and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE 6

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 6.01 No Rights as Stockholders. Warrantholders shall not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the Company’s directors or any other matter, or to exercise any rights whatsoever as the Company’s stockholders unless, until and only to the extent such holders become holders of record of shares of Common Stock issued upon settlement of the Warrants.

Section 6.02 Mutilated or Missing Warrant Certificates. If any Warrant at any time is mutilated, defaced, lost, destroyed or stolen, then on the terms set forth in this Warrant Agreement, such Warrant may be replaced at the cost of the applicant (including legal fees of the Company and the Warrant Agent) at the office of the Warrant Agent. The applicant for a new Warrant shall, in the case of any mutilated or defaced Warrant, surrender such Warrant to the Warrant Agent and, in the case of any lost, destroyed or stolen Warrant, furnish evidence satisfactory to the Company of such loss, destruction or theft, and, in each case, furnish evidence satisfactory to the Company of the ownership and authenticity of the Warrant together with such indemnity as the Company and the Warrant Agent may require. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant Certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the substitution for lost, stolen, mutilated or destroyed Warrant Certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the substitution for and replacement of negotiable instruments or other securities without their surrender.

Section 6.03 Modification, Waiver and Meetings. (a) This Warrant Agreement may be modified or amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in this Warrant Agreement or for the purpose of implementing the provisions of Section 5.08, Section 5.09 or Section 7.02; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any respect.

(b) Modifications and amendments to this Warrant Agreement or to the terms and conditions of Warrants may also be made by the Company and the Warrant Agent, and noncompliance with any provision of the Warrant Agreement or Warrants may be waived, with the written consent of the Warrantholders of Warrants representing a majority of the aggregate Number of Warrants at the time outstanding.

(c) However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:

(i) change the Expiration Date;

(ii) increase the Exercise Price or decrease the Number of Warrants (except as explicitly set forth in Article 5);

(iii) impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

(iv) impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or payment of Net Share Amount, as applicable;

(v) deprive any Warrantholder of any economic rights, privileges or benefits that arise under or are provided pursuant to this Warrant Agreement and/or the Warrants;

(vi) reduce the percentage of Warrants outstanding necessary to modify or amend this Warrant Agreement or to waive any past default; or

(vii) reduce the percentage in Warrants outstanding required for any other waiver under this Warrant Agreement.

(d) Prior to executing any such amendment, the Warrant Agent shall receive an Officers’ Certificate and opinion of counsel stating that such amendment is permitted or authorized by this Warrant Agreement.

Section 6.04 Information Rights. (a) Upon request of a Warrantholder, and no more than once per calendar quarter, the Company will inform such Warrantholder of the per share value of its Common Stock as most recently determined by its Board of Directors in connection with grant of equity incentives to the Company’s service providers or otherwise.

(b) Upon request of a Warrantholder made to the Company prior to the completion of a Pre-Qualified IPO Change of Control Event, and subject to the requesting Warrantholder entering into a non-disclosure agreement reasonably acceptable to the Company, following completion of such Pre-Qualified IPO Change of Control Event, the Company will provide such requesting Warrantholder with financial information presented to and reviewed by the board of directors of Good Technology Corporation for purposes of making a determination that such change of control transaction was in the best interest of the Company and its stockholders; provided however, that the Company is not required to provide any information that would violate a confidentiality obligation that the Company has to a third party; provided, further, that if requested by such requesting Warrantholder, the Company will use commercially reasonable efforts to obtain consent from such third party to provide such information to the requesting Warrantholder.

(c) The obligations set forth in this Section 6.04 shall terminate upon the earliest to occur of (i) the Company’s initial public offering, (ii) a Pre-Qualified IPO Change of Control Event or (iii) a Post-Qualified IPO Change of Control Event.

ARTICLE 7

CONCERNING THE WARRANT AGENT AND OTHER MATTERS

Section 7.01 Payment of Certain Taxes. (a) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the initial issuance of the Warrants hereunder.

(b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of Common Stock upon the exercise of Warrants hereunder and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any Warrant Certificates or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered upon exercise of the Warrant, and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.02 Change of Warrant Agent. (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving 60 days’ notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor warrant agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated warrant agent or by any holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the holder of any Warrants may apply to any court of competent jurisdiction for the appointment of a successor warrant agent.

(b) The Warrant Agent may be removed by the Company at any time upon 30 days’ written notice to the Warrant Agent; provided, however, that the Company shall not remove the Warrant Agent until a successor warrant agent meeting the qualifications hereof shall have been appointed.

(c) Any successor warrant agent, whether appointed by the Company or by such a court, shall be a corporation or banking association organized, in good standing and doing business under the laws of the United States of America or any state thereof or the District of Columbia, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or state authority and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such successor warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published prior to its appointment; provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After appointment, any successor warrant agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor warrant agent with like effect as if originally named as warrant agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor warrant agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor warrant agent all the authority, powers and rights of such predecessor warrant agent hereunder; and upon request of any successor warrant agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing to more fully and effectually vest in and conform to such successor warrant agent all such authority, powers, rights, immunities, duties and obligations. Upon assumption by a successor warrant agent of the duties and responsibilities hereunder, the predecessor warrant agent shall deliver and transfer, at the expense of the Company, to the successor warrant agent any property at the time held by it hereunder. As soon as practicable after such appointment, the Company shall give notice thereof to the predecessor warrant agent, the Warrantholders and each transfer agent for the shares of its Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor warrant agent.

(d) Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Warrant Agreement without any further act. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any of the Warrant Certificates shall have been authenticated but not delivered, any such successor to the Warrant Agent may adopt the authentication of the original Warrant Agent and deliver such Warrant Certificates so authenticated, and in case at that time any of the Warrant Certificates shall not have been authenticated, any successor to the Warrant Agent may authenticate such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

(e) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been authenticated but not delivered, the Warrant Agent may adopt the authentications under its prior name and deliver such Warrant Certificates so authenticated; and in case at that time any of the Warrant Certificates shall not have been authenticated, the Warrant Agent may authenticate such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

Section 7.03 Compensation; Further Assurances. The Company agrees that it will (a) pay the Warrant Agent reasonable compensation for its services as Warrant Agent hereunder and, except as otherwise expressly provided, will pay or reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with any of the provisions of this Warrant Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its or any of their gross negligence or bad faith, and (b) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant

Agreement. The Agreements of the Company in this Section 7.03 shall survive termination of this Warrant Agreement or the earlier resignation or removal of the Warrant Agent.

Section 7.04 Reliance on Counsel. The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the written opinion of such counsel or any advice of legal counsel subsequently confirmed by a written opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such written opinion or advice.

Section 7.05 Proof of Actions Taken. Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established by the Company prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Warrant Agent; and such Officers’ Certificate shall, in the absence of bad faith on the part of the Warrant Agent, be full warrant to the Warrant Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

Section 7.06 Correctness of Statements. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its authentication thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

Section 7.07 Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof or in respect of the validity or execution of any Warrant Certificates (except its authentication thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrants or as to whether any shares of Common Stock will, when issued, be validly issued and fully paid and nonassessable.

Section 7.08 Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be responsible for the misconduct or negligence of any agent or attorney, provided due care had been exercised in the appointment and continued employment thereof.

Section 7.09 Liability of Warrant Agent. The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted in good faith by the Warrant Agent in the execution of this Warrant Agreement or otherwise arising in connection with this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, bad faith or willful misconduct. The Warrant Agent is entering into this Warrant Agreement solely as an agent to the Company, and nothing herein shall create a fiduciary duty of the Warrant Agent to either the Company or the Warrantholders. The Agreements of the Company in this Section 7.09 shall survive termination of this Warrant Agreement or the earlier resignation or removal of the Warrant Agent.

Section 7.10 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrantholders shall furnish the Warrant Agent with security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.

Section 7.11 Other Transactions in Securities of the Company. The Warrant Agent in its individual or any other capacity may become the owner of Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 7.12 Actions as Agent. The Warrant Agent shall act hereunder solely as agent and not in a ministerial or fiduciary capacity, and its duties shall be determined solely by the provisions hereof. The duties and obligations of the Warrant Agent shall be determined solely by the express provisions of the Warrant Agreement, and the Warrant Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Warrant Agreement. No implied covenants or obligations shall be read into the Warrant Agreement against the Warrant Agent. No provision of the Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in good faith in connection with this Warrant Agreement except for its own gross negligence or willful misconduct or bad faith. In no event shall the Warrant Agent be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.13 Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Warrant Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.14 Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth.

Section 7.15 Successors and Assigns. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 7.16 Notices. Any notice or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by any Warrantholder to or on the Company shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Good Technology Corporation

430 N. Mary Avenue, Suite 200

Sunnyvale, California 94085

Attention: Senior Vice President and General Counsel

Fax: (408) 212-7505

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304-1050

Fax: (650) 493-6811

Any notice or demand authorized by this Warrant Agreement to be given or made by any Warrantholder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail first-class, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Re: Good Technology Corporation Warrant Agreement

Fax: (213) 615-6197

Any notice of demand authorized by this Warrant Agreement to be given or made to any Warrantholder shall be sufficiently given or made if sent by first-class mail, postage prepaid to the last address of such Warrantholder as it shall appear on the Warrant Register.

Section 7.17 Applicable Law. The validity, interpretation and performance of this Warrant Agreement and of the Warrant Certificates shall be governed by the law of the State of New York without giving effect to the principles of conflicts of laws thereof.

Section 7.18 Benefit of this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any Person or corporation other than the parties hereto and the Warrantholders any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrantholders.

Section 7.19 Registered Warrantholders. Prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the Person in whose name any Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent), and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or interest in any Warrants on the part of any other Person and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith.

Section 7.20 Inspection of this Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times for inspection by any registered Warrantholder at the principal office of the Company. The Company may require any such holder to submit his Warrant Certificate for inspection by it before allowing such holder to inspect a copy of this Warrant Agreement.

Section 7.21 Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant Agreement and shall not affect the interpretation thereof.

Section 7.22 Counterparts. This Warrant Agreement may be executed in any number of counterparts on separate counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of copies of this Warrant Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Warrant Agreement as to the parties hereto and may be used in lieu of the original Warrant Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

GOOD TECHNOLOGY CORPORATION

By:	/s/ Ronald J. Fior
Name: Ronald J. Fior Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Warrant Agent

By:	/s/ Paula Oswald
Name: Paula Oswald
Title: Vice President

EXHIBIT A

FORM OF RESTRICTIVE LEGEND FOR WARRANTS

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO EXPIRATION OF THE RESTRICTED PERIOD DESCRIBED IN THE WARRANT AGREEMENT HEREINAFTER REFERRED TO, NOR MAY ANY SUCH ACTION BE TAKEN IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THIS SECURITY IS SUBJECT TO THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND CONTRACTUAL ARRANGEMENTS WITH THE HOLDER OF THIS SECURITY.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR OT THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE WARRANT AGENT’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT

A - 1

PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

A - 2

EXHIBIT B

FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR OT THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE REGISTRAR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

B - 1

EXHIBIT C

FORM OF GLOBAL WARRANT LEGEND

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GOOD TECHNOLOGY CORPORATION, A DELAWARE CORPORATION (THE “ISSUER”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

C - 1

EXHIBIT D

FORM OF WARRANT CERTIFICATE

[Required Legends to be included]

GOOD TECHNOLOGY CORPORATION

No.

CUSIP No.

NUMBER OF WARRANTS: [                    ] Warrants, subject to adjustment as described in the Warrant Agreement dated as of September 30, 2014 between Good Technology Corporation, a Delaware corporation, and U.S. Bank National Association, as Warrant Agent (the “Warrant Agreement”), each of which is exercisable for one share of Common Stock.

EXERCISE PRICE: Initially, $4.92 per Warrant, subject to adjustment as described in the Warrant Agreement.

FORM OF PAYMENT OF EXERCISE PRICE: Net Share Settlement.

FORM OF SETTLEMENT: Upon exercise of any Warrants represented hereby, the Warrantholder shall be entitled to receive, at the Warrantholder’s election, without any payment therefor, a number of shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants, in each case, as described in the Warrant Agreement.

DATES OF EXERCISE: At any time, and from time to time, prior to 5:00 p.m., New York City time, on the Expiration Date, the Warrantholder shall be entitled to exercise all Warrants then represented hereby and outstanding (which may include fractional Warrants) or any portion thereof (which shall not include any fractional Warrants).

PROCEDURE FOR EXERCISE: Warrants may be exercised by (a) in the case of a Certificated Warrant, surrendering the Warrant Certificate evidencing such Warrant at the principal office of the Warrant Agent (or successor warrant agent), with the Exercise Notice set forth on the reverse of the Warrant Certificate duly completed and executed, together with any applicable transfer taxes, or (b) in the case of a Global Warrant, complying with the procedures established by the Depositary for the exercise of Warrants.

EXPIRATION DATE: The earlier of September 30, 2018, the Cut-Off Date with respect to any redemption pursuant to Article 4 of the Warrant Agreement, and the deemed exercise of the Warrant pursuant to a Pre-Qualified IPO Change of Control Event pursuant to Section 5.08(e) of the Warrant Agreement.

This Warrant Certificate certifies that [                    ], or its registered assigns, is the Warrantholder of the Number of Warrants (the “Warrants”) specified above [, as modified in Schedule A hereto,] (such number subject to adjustment from time to time as described in the Warrant Agreement).

In connection with the exercise of any Warrants, the Company shall, or shall cause the Warrant Agent to, deliver to the exercising Warrantholder, on the applicable Settlement Date, for each Warrant exercised, a number of Shares of Common Stock equal to the Net Share Amount, together with Cash in lieu of any fractional shares or fractional Warrants as described in the Warrant Agreement.

Prior to the relevant Exercise Date as described more fully in the Warrant Agreement, Warrants will not entitle the Warrantholder to any of the rights of the holders of shares of Common Stock.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent.

In the event of any inconsistency between the Warrant Agreement and this Warrant Certificate, the Warrant Agreement shall govern.

IN WITNESS WHEREOF, Good Technology Corporation has caused this instrument to be duly executed.

Dated:

GOOD TECHNOLOGY CORPORATION

By:
Name:
Title:

Attest
By:
Secretary

Certificate of Authentication

These are the Warrants referred to in the above-mentioned Warrant Agreement.

Authenticated as of the date above written:

U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent

By:
Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

GOOD TECHNOLOGY CORPORATION

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of September 30, 2014 (the “Warrant Agreement”), between the Company and U.S. Bank National Association (the “Warrant Agent”), and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate or a beneficial interest therein. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York without regard to the conflicts of laws principles thereof.

[To be attached if Warrant is a Certificated Warrant]

Exercise Notice

U.S. Bank National Association

633 West Fifth Street, 24th Floor

Los Angeles, California 90071

Re: Good Technology Corporation Warrant Agreement

Fax: (213) 615-6197

The undersigned (the “Registered Warrantholder”) hereby irrevocably exercises                      Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Warrant Certificates, registered in the Registered Warrantholder’s name, representing a Number of Warrants at least equal to the number of Exercised Warrants.

The Registered Warrantholder hereby:

☐	elects for Net Share Settlement to apply to the Exercised Warrants pursuant to Section 3.03 of the Warrant Agreement.

The Registered Warrantholder hereby directs the Warrant Agent to:

(a) deliver Net Share Amount, as applicable, for each of the Exercised Warrants as follows:

                                                                                                                                                                                ; and

(b) if the number of Exercised Warrants is less than the Number of Warrants represented by the enclosed Warrant Certificates, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:
(Registered Warrantholder)

By:
Authorized Signature
Address:
Telephone:

[To Be Attached if Warrant is a Global Warrant]

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN WARRANTS

The initial Number of Warrants represented by this Global Warrant is [    ]. In accordance with the Warrant Agreement dated as of September 30, 2014 between the Company and U.S. Bank National Association, as Warrant Agent, the following increases or decreases in the Number of Warrants represented by this certificate have been made:

Date	Amount of increase in Number of Warrants evidenced by this Global Warrant	Amount of decrease in Number of Warrants evidenced by this Global Warrant	Number of Warrants evidenced by this Global Warrant following such decrease or increase	Signature of authorized signatory

[To Be Attached if Warrant is a Global Warrant or Certificated Warrant]

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Warrant(s) represented by this Certificate to:

Name, Address and Zip Code of Assignee

and irrevocably appoints
Name of Agent

as its agent to transfer this Warrant Certificate on the books of the Warrant Agent.

Date:

Name of Transferee

By:
Name:
Title:

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

EXHIBIT E

FORM OF CERTIFICATE OF COMPLIANCE WITH TRANSFER RESTRICTIONS

In connection with the sale, assignment and transfer of                      Warrants by                      unto                              (Please insert social security or other Taxpayer Identification Number of assignee) prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned confirms that such Warrants are being transferred after the Restricted Period and:

☐	to Good Technology Corporation (the “Issuer”) or any subsidiaries thereof; or

☐	pursuant to a registration statement that has become effective under the Securities Act; or

☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with the third box above, the Issuer and U.S. Bank National Association, the Warrant Agent, reserve the right to require the delivery of such legal opinion, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.

Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof.

Date:[                    ]

[Insert name of transferee]

By:
Name:
Title:

E - 1

EXHIBIT F

FORM OF COMMON STOCK REQUISITION ORDER

[Date]

Via Facsimile:

Good Technology Corporation

430 N. Mary Avenue, Suite 200

Sunnyvale, California 94085

Re:	DWAC Issuance
Control No.

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of Warrants under the Warrant Agreement dated as of September 30, 2014 between the Company and U.S. Bank National Association, as Warrant Agent (the “Warrant Agreement”). Defined terms used but not defined herein have the meaning assigned to them in the Warrant Agreement.

Number of Shares:

Original Issue or

Transfer from Treasury Account

Broker Name:

Broker’s DTC Number:

Contact and Phone:

The Broker will initiate the DWAC transaction on (date).

Sincerely,

U.S. BANK NATIONAL ASSOCIATION, as Warrant Agent

By:
Name:
Title:

cc:	[Insert name] via facsimile [insert fax number]
Broker

F - 1

EXHIBIT G

FORM OF RESTRICTION AGREEMENT

[Date]

Via Facsimile: (408) 212-7505

Good Technology Corporation

430 N. Mary Avenue, Suite 200

Sunnyvale, California 94085

Ladies and Gentlemen:

In connection with the receipt of                  Warrants of Good Technology Corporation (the “Company”) by                 , the undersigned:

1.	acknowledges and agrees that it will not, commencing on the date of the Warrant Agreement dated as of September 30, 2014 between the Company and U.S. Bank National Association, as Warrant Agent (the “Warrant Agreement”), and ending 180 days after the date of the final prospectus for the Qualified IPO (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Warrants (including the shares issuable upon exercise of the Warrants) beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Warrants (including the shares issuable upon exercise of the Warrants), whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Warrants (including the shares issuable upon exercise of the Warrants) or such other securities, in cash or otherwise, except (i) with the consent of the Company, (ii) pursuant to the redemption provisions of the Warrants as set forth in Section 4.01(b) and Section 4.02 of the Warrant Agreement or (ii) pursuant to a deemed exercise of a Warrant as set forth in Section 5.08(e) of the Warrant Agreement;

2.	acknowledges the restrictions on transfer of such a Warrant set forth in such Restricted Warrant and agrees that it will transfer such a Warrant only in accordance with the Restricted Warrant Legend; and

3.	acknowledges and agrees that, upon the Company’s request, it will enter into a lock-up agreement with the underwriters of the first firmly underwritten registered public offering of the Common Stock by the Company and any subsequent underwritten registered public offering of the Common Stock by the Company through the occurrence of the Qualified IPO.

Defined terms used but not defined herein have the meaning assigned to them in the Warrant Agreement.

Sincerely,

[Insert name of Warrantholder]

By:
Name:
Title:

G - 1